SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: September 16, 2004
(Date of Earliest Event Reported)

INCOME OPPORTUNITY REALTY
INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	001-14784 (Commission File No.)	75-2615944 (I.R.S. Employer Identification No.)

1800 Valley View Lane, Suite 300
Dallas, Texas 75234
(Address of principal executive offices)

214-750-5800
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     (b) On September 16, 2004, Ken L. Joines, a Director, Executive Vice President and Chief Financial Officer of Income Opportunity Realty Investors, Inc. (“IOT” or the “Registrant”) resigned his position as Executive Vice President and Chief Financial Officer. Mr. Joines’ resignation as Executive Vice President and Chief Financial Officer was in anticipation of the selection by the Board of Directors of a new Chief Financial Officer described below. Mr. Joines continues as a member of the Board of Directors of IOT.

     (c) Effective September 17, 2004, the Registrant’s Board of Directors elected Robert Neil Crouch II as Executive Vice President and Chief Financial Officer of the Registrant. Mr. Crouch (52 years old) has no prior relationship with the Registrant, was not elected pursuant to any arrangement or understanding between him and any other person and has no family relationship with any other director or executive officer of IOT. Mr. Crouch was Corporate Controller from September 2002 through September 16, 2004 of Apptricity Corporation, a small Dallas, Texas-based software development company; prior thereto and for more than three years from January 1999 through September 2002, he was Corporate Controller of Attenza, Inc., a Dallas, Texas web-based computer self-help company. For more than 15 years prior thereto, Mr. Crouch has been involved in various financial and accounting employment positions with other corporations. No employment agreement exists to which the Registrant and Mr. Crouch are parties. Mr. Crouch has been a certified public accountant since 1981.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2004	INCOME OPPORTUNITY REALTY INVESTORS, INC.
	By:	/s/ Louis J. Corna
Louis J. Corna, Executive Vice President
General Counsel, Tax Counsel and Secretary

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